UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2024
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Arcus Biosciences, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38419	47-3898435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3928 Point Eden Way
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 694-6200
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	RCUS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On October 24, 2024, Arcus Biosciences, Inc. (the “Company”) presented updated information about its investigational product casdatifan. A copy of the presentation has been posted to the Investors & Media section of the Company’s website.
Item 8.01 Other Events.
As part of the presentation, the Company reviewed data from an interim analysis of the 100mg dose expansion cohort of the Company’s Phase 1/1b clinical trial ARC-20, which is evaluating casdatifan in patients with metastatic clear cell renal cell carcinoma who had progressed on at least two prior lines of therapy, including both an anti-PD-1 and a tyrosine kinase inhibitor therapy (n=33). The patient population was heavily pre-treated: 52% had received at least three prior lines of therapy; 26% had received at least four prior lines of therapy; and 61% had an International Metastatic Renal Cell Carcinoma Database Consortium risk factor of intermediate. Specifically, the Company disclosed the following information from the interim analysis which, except as noted below, had a data cutoff date of August 30, 2024:

Objective Response Rate (ORR) per RECIST v1.1	100mg Efficacy-Evaluable* Population (n=32)
ORR [95% Confidence Interval ("CI")]	34% (11)** [16,50]
Responses Pending Confirmation	2**
Confirmed ORR [95% CI]	25% (8) [12,43]
Progressive Disease	19% (6)
Disease Control Rate [95% CI]	81% [64,93]
Median Progression-Free Survival	Not Reached
* 100mg daily dose is 50mg BID (twice daily); efficacy-evaluable population for this expansion cohort is defined as all eligible participants who have measurable disease at baseline, receive at least one dose of casdatifan, and have at least one post-baseline efficacy assessment, or who discontinue study treatment due to progressive disease or death. One participant was enrolled but deemed not eligible for the study and not evaluated for efficacy.
**One patient achieved a response after data cut-off and nearly a year on treatment, which increased the ORR from 31% (10) to 34%.
No unexpected safety signals were observed in the 100mg dose-expansion cohort at the time of DCO and casdatifan had an acceptable and manageable safety profile. Grade 3 treatment emergent adverse events ("TEAEs") related to casdatifan were 42%, including anemia (36%) and hypoxia (9%). No patients discontinued treatment from anemia. No TEAEs were life threatening or led to death.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUS BIOSCIENCES, INC.

Date: October 24, 2024	By:	/s/ Terry Rosen, Ph. D.
Terry Rosen, Ph.D.
Chief Executive Officer (Principal Executive Officer)